EXHIBIT 99.1

TSR Announces a $1.50 Per Share Special Cash Dividend

HAUPPAUGE, NY (October 16, 2012) -- TSR, Inc., (NASDAQ: TSRI) a provider of computer programming consulting services, announced today that its Board of Directors has declared a special one-time cash dividend of $1.50 per share with respect to its common stock, payable on November 30, 2012 to stockholders of record as of October 30, 2012.

TSR, Inc. last paid a cash dividend in 2009.  In the period since then, the Board of Directors elected to retain cash reserves in the Company in order to finance the Company’s operations, support growth and insulate TSR from the recession and economic downturn that began in 2008.  As a result of the Board’s review of TSR’s current financial condition, the Board has determined that payment of the special dividend is in the best interests of TSR and its stockholders.  The Board has no current plans to implement a quarterly dividend program or pay any other special cash dividend.

Certain statements contained herein are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties, including, but not limited to, those described in the Company’s filings under the Securities Exchange Act of 1934, as amended.